UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
August 16, 2016
Date of Report (Date of earliest event reported)

SHAKE SHACK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

24 Union Square East, 5th Floor New York, New York	10003
(Address of principal executive offices)	(Zip Code)

(646) 747-7200
(Registrant's telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On August 16, 2016, Daniel Meyer, Chairman of the Board of Directors of Shake Shack Inc. (the “Company”), and, on August 23, 2016, Randall Garutti, Chief Executive Officer and a director of the Company, adopted stock trading plans under substantially similar terms as their previous trading plans, dated December 15, 2015, to sell shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock”), as part of their personal long-term financial planning.

The trading plans are designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s insider trading compliance policy.

Under Mr. Garutti’s trading plan, he may sell up to 56,000 shares of Common Stock through March 31, 2017, which represent approximately 3.73% of his equity holdings (including vested and unvested options) in the Company. On September 23, 2016, Mr. Garutti sold 8,000 out of the 56,000 shares available to sell under the trading plan. Under Mr. Meyer’s trading plan, he may sell up to 300,000 shares of Common stock through March 31, 2017, which represent approximately 5.04% of his equity holdings (including vested and unvested options) in the Company.

Sales of shares of Common Stock under the trading plans are subject to certain minimum price conditions and maximum sale volume limitations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

	By:	/s/ Jeff Uttz
Jeff Uttz
Date: October 3, 2016		Chief Financial Officer